                               Form of Proxy Card

                          EDISTO RESOURCES CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
            FOR SPECIAL MEETING OF STOCKHOLDERS ON OCTOBER 20, 1997

         The undersigned, hereby revoking all prior proxies, hereby appoints Michael Y. McGovern and Steven G. Ives, and each of them, his true and lawful agents and proxies, with full power of substitution, to represent and vote, as designated below, all shares of Common Stock of EDISTO RESOURCES CORPORATION owned by the undersigned at the Special Meeting of Stockholders of EDISTO RESOURCES CORPORATION to be held on October 20, 1997, and at any adjournment thereof, on all matters coming before said meeting, hereby revoking all previous proxies. Either of the proxies or their respective substitutes, who shall be present and acting, shall have and may exercise all the powers hereby granted.


1. PROPOSAL TO APPROVE THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of July 15, 1997 among Edisto Resources Corporation, Convest Energy Corporation, Forcenergy Inc and a Forcenergy subsidiary.

          [ ]  FOR           [ ]  AGAINST              [ ]  ABSTAIN

The Board of Directors recommends a vote FOR this proposal


UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE LISTED PROPOSAL.


2. In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment thereof.



                                     Dated _______________________________, 1997

                                           _____________________________________
                                                         Signature

                                           _____________________________________
                                                         Print Name



 PLEASE MARK, SIGN, DATE AND RETURN THE                      (Please sign exactly as your name appears at left.  For
 PROXY CARD PROMPTLY BY USING THE                            joint accounts, each joint owner should sign.
 ENCLOSED ENVELOPE.                                          Executors, administrators, trustees, etc. should also so
                                                             indicate when signing).